Exhibit 10.4

(Translation)

Beijing Mentougou District
Commission of Foreign Economic Relations and Trade

MWJF (2002) No 001                                                              signed and issued by ZHAO Yujie

Upon examining the request that we received from your Center, it is decided that approval should be given to the taking effect of the Contract on establishment of a Cooperative Joint Venture - "ChinaE-Online Ltd" and the Articles of Association of the same Company, both documents having been jointly executed by your Center - Computing Center of MOFTEC (hereinafter "Party A"), Hong Kong Jadepear Investment Limited (hereinafter "Party B") and CHINA INTRIC LIMITED. Approval should also be given to the composition of the Board of Directors. The details of the approvals are given as below:

1.  Total amount of investment: US$ 1.5 Million

2.  Registered capital: US$ 1.5 Million, which includes:

Party A shall provide relevant professional supports as cooperative conditions which are not converted into values;

Party B shall contribute US$1.35 Million in cash, which takes up 90% of the total registered capital;

Party C shall contribute US$0.15 Million in cash, which accounts for 10% thereof.

3.  Legal address: No 43, Mentougou Road, Mentougou District, Beijing.

4.  Scope of business: to develop computer & internet telecom technology, produce the software and hardware products of such technology; provide consulting service on E-business information & internet technology and sell its self-made products.

5.  Scale of production & business: annual sales volume of US$1 Million.

6.  Duration of joint venture: 25 years. The company shall reach a balance in foreign exchange by itself.

7.  Distribution of profits: Party A 10%, Party B 80% and Party C 10%

Please complete other relevant procedures according to this reply and notify the other parties of the joint venture as soon as possible.

Subject words: joint venture   contract   articles of association, reply

Beijing Mentougou District

Commission of Foreign Economic Relations and Trade

January 8, 2002

I, Chen Mingmian, hereby certify that this is true and correct English translation of the attached Chinese document to the best of my knowledge and ability.

Date:   January 27, 2002

/s/ "Chen Mingmian"
Chen Mingmian
Certified Translator, B. C. Canada